Deal Name: 2005 HE3 Funding

Instructions: Please also provide info on conforming and non-conforming pool (cells have already been formatted in column B, C, D, E)

	aggregate pool	group: I (conform)	group: II (non conform)	group: ______
gross WAC (%)	7.00%	6.74%	7.25%

wtd avg FICO	645	645	645
FICO < 600 (%)	20%	19%	20%
FICO 600-650 (%)	34%	35%	34%

wtd avg CLTV (%)	83%	81%	84%
CLTV = 80 (%)	46%	56%	37%
CLTV > 80.01 (%)	36%	27%	46%
LTV 95.01 -100 (%)	10%	2%	17%
Full Doc (%)	42%	44%	41%
Stated Doc (%)	40%	43%	38%

purch (%)	51%	54%	51%
CO refi (%)	41%	39%	43%
Own Occ (%)	95%	95%	95%
Prepay Penalty (%)	72%	71%	74%
wtd avg DTI (%)	40%	42%	39%
ARM ? (%)	82%	88%	76%
2/28 (%)	75%	81%	70%
3/27 (%)	3%	3%	2%
1st Lien (%)	90%	98%	82%
Avg Loan Balance	$ 184,023	$ 197,478	$ 172,855
# of Loans	4282	1942	2340
Loan Bal < $100k (%)	11%	5%	17%
Mtg Rates > 12% (%)	0%	0%	0%
Manuf Housing (%)	0%	0	1%

(%) & largest state code	53.77% (CA)	45.09% (CA)	60% (CA)
silent 2nd (%)	44%	52%	36%
IO loans (%)	30%	25%	34%
5yr IO (%)	100	100%	100
2 yr IO (%)	0%	0%	0%
IO: FICO	667	676%	660
IO LTV (%)	81%	81%	82%
IO DTI (%)	38%	40%	37%
IO full doc (%)	49%	51%	48%
IO: purch (%)	54%	61%	49%